SECTION 906 CERTIFICATION
     Pursuant to 18 U.S.C. ss.1350, the undersigned officer of Z Seven Fund, Inc. (the “Company”), hereby certifies, to the best of his knowledge, that the Company’s Report on Form N-CSR for the period ended December 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	April 20, 2009

Name:	/s/ Barry Ziskin
Barry Ziskin
Title:	Chairman and President
     This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as a part of the Report or as a separate disclosure document.

SECTION 906 CERTIFICATION
     Pursuant to 18 U.S.C. ss.1350, the undersigned officer of Z Seven Fund, Inc. (the “Company”), hereby certifies, to the best of his knowledge, that the Company’s Report on Form N-CSR for the period ended December 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	April 20, 2009

Name:	/s/ Barry Ziskin Barry Ziskin
Title:	Treasurer
     This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as a part of the Report or as a separate disclosure document.